Exhibit 10.33

CREDIT FACILITY AGREEMENT

THIS CREDIT FACILITY AGREEMENT (the “Agreement”) is made as of the 14th day of June, 2013, by and between Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), and the Investors listed on the Schedule of Investors attached hereto as Exhibit A (the “Investors”).

The parties hereby agree as follows:

1. Notes; Advances.

1.1. Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company agrees to sell to each Investor, and each Investor agrees, severally and not jointly, to purchase from the Company, a Promissory Note in substantially the form attached hereto as Exhibit B (a “Note”) in the respective commitment amounts (the “Commitment Amounts”) set forth opposite each Investor’s name on Exhibit A hereto. The purchase price of each Note shall be equal to 100% of the principal amount of such Note. The Company’s agreements with each of the Investors are separate agreements, and the sales of the Notes to each of the Investors are separate sales.

1.2. Advances. During the term of this Agreement, the Investors agree, severally and not jointly, to make advances (“Advances”) to the Company in an amount not to exceed, as to any one Investor the amount of such Investor’s Commitment Amount, and as to all of the Investors the aggregate Commitment Amounts, all subject to the terms and conditions of this Agreement. At any time and from time to time during the term of this Agreement, the Company may request Advances hereunder by making a written request to the Investors (an “Advance Request”). Each such Advance Request shall be sent in the manner prescribed for notices below, and shall set forth the amount of such Advance and the date requested for payment of such Advance (which date shall be at least sixty (60) days after the date of the Advance Request for the initial such Advance Request and at least thirty (30) days after the date of the Advance Request for any subsequent Advance Request); provided that each such Advance shall equal one quarter (1/4) of the aggregate Commitment Amounts and apply pro rata, as nearly as reasonably possible, to each Investor. After receipt of such Advance Request, each Investor shall deliver to the Company, on the date requested in such Advance Request payment in full for the amount (set forth in such Advance Request) of one quarter (1/4) of such Investor’s Commitment Amount by wire transfer of funds to the Company, and thereafter the Company will deliver to such Investor a duly executed Note in the principal amount of such Advance.

1.3. Warrants. Promptly after execution this Agreement, the Company shall issue to each Investor (including any subsequent Investors pursuant to Section 1.4) a Warrant in substantially the form attached hereto as Exhibit C (each a “Warrant”).

1.4. Additional Commitments. The Company may obtain commitments from additional investors acceptable to the Company, up to an aggregate Commitment Amount

(including Commitment Amounts as of the date hereof) of $7,000,000.00, and such additional investors shall become party to this Agreement and have the rights and obligations hereunder by executing and delivering to the Company an additional counterpart signature page to this Agreement. The representations and warranties of such additional investors shall speak as of the date of such additional execution and deliver. Any such additional investor shall be considered an “Investor” for purposes of this Agreement, and any Notes so acquired by such additional investor shall be considered “Notes” for purposes of this Agreement and all other agreements contemplated hereby. Exhibit A to this Agreement automatically shall be amended to add all such subsequent Investors and their Commitment Amounts.

1.5. Defined Terms Used in this Agreement. In addition to the terms defined above or otherwise defined herein, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Acquired Indebtedness” means Indebtedness of a Person whose assets or stock is acquired by the Company in a Permitted Acquisition.

“Acquisition” shall have the meaning ascribed to such term in the Warrante.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Code” means the Internal Revenue Code of 1986, as amended.

“Environmental Laws” means all former, current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Equity Interests” means shares, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person.

“GAAP” means United States generally accepted accounting principles.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation.

“Hazardous Materials” means (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), which purchase price is due more than 90 days after the purchase of such property or service, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit, (i) all obligations of such Person in respect of bankers’ acceptances, (j) all obligations of such Person under or in respect of Hedging Agreements, and (k) all earn-out or similar obligations of such Person. For purposes of determining the amount of Indebtedness of any Person under clause (j) of the preceding sentence, the amount of the obligations of such Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor by contract, as a matter of law or otherwise.

“Investor Rights Agreement” means that certain Second Amended and Restated Investor Rights Agreement, dated as of March 5, 2010, among the Company and the stockholders of the Company party thereto, as in effect on the date hereof.

“Knowledge,” including the phrase “to the Company’s Knowledge,” means the actual knowledge, after reasonable inquiry, of either Pam Marrone or Don Glidewell, CEO and CFO of the Company respectively.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Majority of the Investors” shall mean Investors holding at least a majority in interest of the aggregate principal amount of the Notes then outstanding or, if no Notes are then outstanding, Investors representing a majority in interest of the aggregate Commitment Amounts.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (i) a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, prospects, property or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) any material limitation on the ability of the Company to perform its material obligations under, or the legality, validity or enforceability of, any Transaction Agreement; provided, however, that no such effect resulting from or arising out of the following shall be considered when determining if a Material Adverse Effect has occurred: (a) changes in conditions in the U.S., foreign or global economy or capital or financial markets generally, including changes in interest or exchange rates; (b) changes in general legal, tax, regulatory, political or business conditions in the countries in which the Company does business; (c) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement; or (d) earthquakes, hurricanes, floods, or other natural disasters.

“Michigan Facility” means the Company’s plant facility located in Bangor, Michigan.

“MMM” means Marrone Michigan Manufacturing, LLC, a Subsidiary of the Company.

“Obligations” means the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Company under the Notes or this Agreement, when and as due, and (iii) all other monetary obligations of the Company to the Investors under this Agreement and each of the other

Transaction Agreements, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due.

“Permitted Acquisition” means any acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of a Person or line of business of such Person or all or substantially all of the outstanding Equity Interests of a Person, in each case, so long as:

(i) no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition and the proposed acquisition is consensual; and

(ii) no Indebtedness will be incurred, assumed, or would exist with respect to the Company or any of its Subsidiaries as a result of such acquisition, other than Indebtedness permitted under Section 6.1(b) and no Liens will be incurred, assumed, or would exist with respect to the assets of the Company or any of its Subsidiaries as a result of such acquisition other than Liens permitted pursuant to Section 6.1(c).

“Person” means any individual, corporation, joint venture, association, joint stock company, partnership, trust, trustee, limited liability company, unincorporated organization, or other entity, including, without limitation, a governmental authority.

“Purchase Money Indebtedness” means Indebtedness incurred to finance the acquisition of fixed assets, capital assets (whether pursuant to a loan, a capitalized lease or otherwise) or other assets (including manufacturing plants), including the development, furnishing and operation hereof.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System of the United States of America as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System of the United States of America as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System of the United States of America as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Securities” shall mean the Notes, the Warrants and the equity securities issuable upon exercise of the Warrants (and the securities issuable upon conversion of such equity securities).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subordinated Debt” means any Indebtedness of the Company subordinated to the Obligations and subject to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement with respect to Subordinated Debt among the Company, the applicable creditor(s) and the Investors, in form and substance reasonably satisfactory to the Investors.

“Subsidiary” means, with respect to any Person (herein referred to as the “Parent”), any corporation, company, limited liability company, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held, by the Parent or one or more Subsidiaries of the Parent or by the Parent and one or more Subsidiaries of the Parent.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the sum of (a) the obligations of such Person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and, without duplication, (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term.

“Transaction Agreements” means this Agreement, the Notes and the Warrants.

“UCC” means the California Uniform Commercial Code, as in effect from time to time.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that the following representations are true and complete as of the date hereof, except as otherwise indicated. For the purposes of the representations and warranties set forth in this Section 2, unless the context shall otherwise explicitly require, the term “Company” shall include the Company and each of its Subsidiaries.

2.1. Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority (i) to carry on its business as presently conducted, (ii) to enter into this Agreement and the other Transaction Agreements and to perform its obligations hereunder and thereunder, and (iii) to issue, sell and deliver the Notes to be issued, sold and delivered to the Investors at any Advance. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2. Capitalization.

(a) The authorized capital stock of the Company, immediately prior to the date hereof, consists of (i) 40,600,000 shares of Common Stock, par value $0.00001 per share, 4,021,102 shares of which are issued and outstanding, and (ii) 27,690,392 shares of Preferred Stock, par value $0.00001 per share, of which 4,673,827 are designated Series A Preferred Stock, 4,655,770 of which are issued and outstanding, of which 7,066,565 are designated Series B Preferred Stock, 7,036,465 of which are issued and outstanding, and of which 15,950,000 are designated Series C Preferred Stock, 14,997,104 of which are issued and outstanding.

(b) Under the Company’s 2011 Stock Plan (the “Plan”), (i) no shares of Common Stock have been issued pursuant to restricted stock purchase agreements, (ii) options to purchase 3,595,852 shares of Common Stock have been granted and are currently outstanding and (iii) 796,583 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

(c) All issued and outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

2.3. Subsidiaries. The Company has no Subsidiaries other than MMM. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity. The Company is not a participant in, and does not hold any interest in, any joint venture, partnership or similar arrangement.

2.4. Authorization. All corporate action required to be taken by the Company’s board of directors and stockholders in order to authorize the Company to enter into and perform the Transaction Agreements and to issue the Notes and Warrants pursuant to this Agreement, has been taken or will be taken prior to any Advance, except for any federal and state securities laws filings which will be made in compliance with applicable law following such Advance. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements and the issuance and delivery of the Notes and Warrants pursuant to this Agreement has been taken or will be taken prior to any Advance except for any federal and state securities laws filings which will be made in compliance with applicable law following such Advance. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5. Valid Issuance. The Notes, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investors. Assuming the accuracy of the representations of the Investors in Section 3 of this Agreement and subject to the filings described in Section 2.6 below, the Notes and Warrants will be issued in compliance with all applicable federal and state securities laws and it is not necessary in connection with the offer, sale and delivery of the Notes and Warrants in the manner contemplated by this Agreement to register the Notes under any applicable federal or state securities laws.

2.6. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Investors in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, the entry by the Company into the Transaction Agreements and the issuance of the Notes and Warrants hereunder, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7. Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened against the Company, including any such action, suit, proceeding or investigation that questions the validity of this Agreement or the Transaction Agreements, or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the Company’s Knowledge, threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate (including, without limitation, a petition in bankruptcy or insolvency).

2.8. Intellectual Property.

(a) To the Company’s Knowledge, the Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes that are material to its business as now conducted.

(b) To the Company’s Knowledge, the Company has not misappropriated and is not infringing upon the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights of any party. To the Company’s Knowledge, none of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights owned by the Company is being infringed by activities, products or services of, or is being misappropriated by, any third party. The Company has not received any written or, to its Knowledge, other communications alleging that the Company has violated or, the Company by conducting its business as currently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person or entity.

(c) The Company is not aware that any of its employees is obligated under any contract, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as currently proposed to be conducted.

2.9. Compliance with Law and Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, (ii) of any judgment, order, writ or decree, (iii) of any material provision of any note, indenture or mortgage, material agreement or instrument to which it is a party or by which it is bound, or (iv) of any material provision of federal or state statute, rule, regulation, ordinance, principle of common law or any other law applicable to the Company. The execution, delivery and performance of the Transaction Agreements, the consummation of the transactions contemplated by the Transaction Agreements and the issuance and delivery of the Notes at any Advance will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under, or violation of, any material provision, instrument, judgment, order, writ, decree, law, contract or agreement referred to in clause (i) through (iv) above or (y) an event which results in the creation of any Lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10. Changes. Since May 31, 2013, there has not been:

(a) Any resignation or termination of any officer, key employee or group of employees of the Company;

(b) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(c) Any written or, to the Company’s Knowledge, other waiver by the Company of a material right or debt owed to it;

(d) To the Company’s Knowledge, any labor organization activity related to the Company;

(e) Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company;

(f) Any material amendment to any agreement to which the Company is or was a party or by which it is bound;

(g) Any other event or condition that, either individually or cumulatively, has materially and adversely affected the business, material assets, material liabilities, financial condition or operations of the Company;

(h) Any declaration, setting aside for payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such capital stock by the Company;

(i) Any satisfaction or discharge of any Lien or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company;

(j) Any termination or material reduction (or to the Knowledge of the Company, any threat thereof) of customer or supplier purchases from or provision of products to the Company; or

(k) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (j) above.

2.11. Employee Matters.

(a) To the Company’s Knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in material violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s Knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any written or, to the Company’s Knowledge, other notice alleging that any such violation has occurred. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. There are no actions pending, or to the Company’s Knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

(b) Each officer and key employee of the Company is currently devoting all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s Knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

2.12. Tax Returns and Payments. The Company has never filed an S Corporation election with the Internal Revenue Service. The Company has timely filed or has obtained presently effective extensions with respect to all tax returns (federal, state and local) required to be filed by it as of the date of this Agreement. All such tax returns are true, correct and complete in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s Knowledge all other taxes due and payable by the Company on or before the date hereof, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

2.13. Insurance. The Company has in place general commercial, product liability, fire and casualty insurance policies in such amounts and covering such risks as the Company reasonably believes to be adequate for the conduct of its business (subject to reasonable deductibles), to allow it to replace any of its material tangible properties that might be damaged or destroyed and in all other respects customary for similarly situated companies. The Company carries directors’ and officers’ liability insurance and such other policies of similar insurance approved from time to time by the board of directors of the Company, issued by nationally recognized, financially sound and reputable insurers, with such coverage and in such amounts as are customary for similar companies.

2.14. Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which would have a Material Adverse Effect.

2.15. Environmental and Safety Laws. To the Company’s Knowledge, the Company is not in violation in any material respect of any Environmental Law, and, to the Company’s Knowledge, no material expenditures are or will be required in order to comply with any such Environmental Law.

2.16. Disclosure. The Company has made available to the Investors all the information reasonably available to the Company that the Investors have requested for deciding whether to acquire the Notes. To the Company’s knowledge, no representation or warranty of the Company contained in the Transaction Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Investors, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to Investors of securities.

2.17. USA PATRIOT Act and Other Regulations. To the Company’s Knowledge, the Company is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the USA PATRIOT Act. No part of the proceeds of the Notes hereunder will be used by the Company, directly or indirectly, to the Company’s Knowledge, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. Neither the Company nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly, to the Company’s Knowledge, use the proceeds of the Notes or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

2.18. Investment Company. The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

2.19. Federal Reserve Regulations. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of the Notes will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulation T, U or X.

2.20. Real Property Holding Company. The Company is not a “real property holding company” within the meaning of Section 897 of the Code.

2.21. No Solicitation or Advertisement. Neither the Company nor any Person or entity acting on its behalf has engaged, in connection with the offering of the Notes and Warrants, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants, severally and not jointly, and only with respect to itself, to the Company that:

3.1. Authorization. The Investor has full power and authority to enter into the Transaction Agreements. Each of the Transaction Agreements to which the Investor is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2. Purchase Entirely for Own Account. This Agreement is made with the Investors in reliance upon each of the Investors’ representation to the Company, which by each of the Investors’ execution of this Agreement, the Investor hereby confirms, that the Notes and Warrants will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that none of the Investors has any present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that the

Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Notes or the Warrants. The Investor has not been formed for the specific purpose of acquiring the Notes or the Warrants.

3.3. Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes and the Warrants with the Company’s management and has had an opportunity to review the Company’s facilities.

3.4. Restricted Securities. The Investor understands that the Notes and the Warrants have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investors’ representations as expressed herein. The Investor understands that the Notes and Warrants are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Notes and the Warrants indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note and the Warrants, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5. No Public Market. The Investor understands that no public market now exists for the Notes or the Warrants, and that the Company has made no assurances that such a public market will ever exist.

3.6. Legends. The Investors understands that the Notes and the Warrants may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend set forth in, or required by, the other Transaction Agreements.

(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Notes or the Warrants represented by the certificate so legended.

3.7. Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8. Regulation S. If the Investor is not a “U.S. Person” (as defined in Rule 902(o) under the Securities Act), such Investor further hereby represents, warrants and agrees that (a) its principal address is outside the United States and it was located outside the United States at the time any offer to acquire the Notes or Warrants was made to it, (b) it is not a “U.S. Person”, (c) it will not resell the Notes or Warrants unless such resale is in compliance with Regulation S under the Securities Act or any other applicable exemption under the Securities Act and (d) it will not engage in hedging transactions involving the Notes or Warrants unless in compliance with the Securities Act.

4. Conditions to the Investor’s Obligations. The obligations of each of the Investors to purchase the Notes at any Advance are subject to the fulfillment, on or before such Advance, of each of the following conditions, unless otherwise waived:

4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Advance.

4.2. Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Advance.

4.3. $5 Million in Commitments. The Company shall have obtained aggregate Commitment Amounts of at least $5,000,000.00.

5. Conditions of the Company’s Obligations. The obligations of the Company to sell the Notes to the Investors at any Advance are subject to the fulfillment, on or before such Advance, of each of the following conditions, unless otherwise waived:

5.1. Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true and correct in all respects as of such Advance.

5.2. Performance. The Investors shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Investors on or before such Advance.

6. Covenants.

6.1. Notes. For so long as the Notes remain outstanding, the Company hereby covenants and agrees that it shall comply with the following covenants:

(a) Financial Statements and Inspection Rights. The Company shall deliver to the Investors the financial statements and other reports and information as set forth in, and within the time periods specified in, Section 3.1 of the Investor Rights Agreement and shall provide the Investors with the inspection rights as set forth in Section 3.2 of the Investor Rights Agreement, in each case, as if the Investors was a “Major Investor” under the Investor Rights Agreement.

(b) Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, assume or incur, or become at any time liable in respect of, any Indebtedness for borrowed money other than:

(i) Indebtedness arising under or in connection with the Notes;

(ii)  (A) Indebtedness of the Company existing on the date hereof, and (B) any extensions, renewals and refinancings of any Indebtedness permitted pursuant to the foregoing clause (A) (“Refinancing Indebtedness”), provided, that, (v) such Refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced, plus the amount of any reasonable premiums or penalties required to be paid thereon plus any reasonable fees and expenses associated therewith, (w) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life to maturity than the Indebtedness being extended, renewed or refinanced, (x) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, the Refinancing Indebtedness is subordinated to the Obligations on terms no less favorable to the Investors than the Indebtedness being extended, renewed or refinanced, and (y) only the obligors in respect of the Indebtedness being extended, renewed or refinanced may become obligated with respect to such Refinancing Indebtedness;

(iii) unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of business;

(iv) Purchase Money Indebtedness with respect to MMM in respect of the Michigan Facility;

(v) cash management agreements in the ordinary course of business;

(vi) Indebtedness arising from judgments or decrees in an aggregate principal amount outstanding at any time not to exceed $100,000;

(vii) sales rebates issued by the Company and its Subsidiaries to customers in the ordinary course of business;

(viii) grants provided by the United States government in exchange for the Company’s obligation to purchase equipment specified by such grants or to fund research and development efforts specified in such grants;

(ix) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Company and its Subsidiaries in the ordinary course of business;

(x) interest rate swaps, currency swaps and similar financial products that are entered into or obtained in the ordinary course of business;

(xi) Indebtedness of (x) the Company to or from any wholly owned Subsidiary and (y) MMM owed to the Company;

(xii)  (x) Indebtedness incurred in connection with a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as no Event of Default has occurred and is continuing or would result therefrom, and (y) Acquired Indebtedness;

(xiii) Subordinated Debt;

(xiv) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(xv) Indebtedness of the Company pursuant to a working capital facility secured by a first priority security interest in the Company’s Accounts (as such term is defined in the UCC) and Inventory (as such term is defined in the UCC); and

(xvi) additional Indebtedness of the Company and its Subsidiaries not otherwise described above in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.

(c) Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, suffer or permit to exist Liens, other than:

(i) Liens of the Company existing as of the date hereof or incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by such existing Liens, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase;

(ii) Liens for taxes, fees, assessments or other governmental charges or levies (A) not yet due or as to which the period of grace, if any, related thereto has not expired, or (B) which are being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP;

(iii) attachments, judgments, and other similar Liens arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith by appropriate proceedings;

(iv) Liens of materialmen, mechanics, warehousemen, repairmen, carriers or employees or other similar Liens provided for by mandatory provisions of law (A) which are not filed or recorded for a period of more than sixty days, or (B) which are being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP;

(v) pledges or deposits made or Liens in incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security or employment or insurance legislation;

(vi) Liens consisting of deposits or pledges to secure the performance of bids, trade contracts, leases, public or statutory obligations, or other obligations of a like nature incurred in the ordinary course of business;

(vii) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company;

(viii) Liens arising from precautionary UCC financing statements regarding operating leases;

(ix) Liens in favor of financial institutions in the ordinary course of business in connection with, and which solely encumber, deposit, disbursement or concentration accounts maintained with such financial institutions on funds and other items in such accounts;

(x) Liens securing Indebtedness permitted pursuant to Section 6.1(b)(iv);

(xi) Liens solely on any cash earnest money deposits made by the Company in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(xii) Liens securing Indebtedness permitted pursuant to Section 6.1(b)(xii);

(xiii) Liens securing Indebtedness permitted pursuant to Section 6.1(b)(xiv); and

(xiv) Liens on the Company’s Accounts (as such term is defined in the UCC) and Inventory (as such term is defined in the UCC) securing Indebtedness permitted pursuant to Section 6.1(b)(xv).

(d) Restrictions on Distributions. The Company will not, and will not permit any of its Subsidiaries to, pay any dividends, in cash or otherwise, or make any other distributions in respect of its capital stock or other Equity Interest, or any option, warrant or other right to acquire such capital stock or other Equity Interest, or purchase, redeem or otherwise acquire any of its outstanding capital stock or other Equity Interests, or any option, warrant or other right to acquire such capital stock or other Equity Interest, other than (A) repurchases of outstanding equity interests from employees, directors and consultants upon the termination of such employee’s, director’s or consultant’s employment or engagement by the Company at a repurchase price equal to the lesser of (x) the original price paid to the Company in respect of such equity interests or (y) the fair market value of such equity interests pursuant to agreements entered in connection with the grant of such equity interests, (B) any such dividend or distribution by a Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company, (C) any stock dividends, combinations, splits, recapitalizations and the like to the extent that such dividends or distributions are made solely in the form of additional shares of capital stock of the Company or (D) in connection with any Acquisition.

(e) Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries (other than MMM) to, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary (other than MMM) to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of Company or any Subsidiary; provided, that the foregoing shall not apply to restrictions and conditions imposed by applicable law, regulation or order of any Governmental Authority.

(f) Transactions with Affiliates. Unless otherwise consented to in writing by a Majority of the Investors (which consent shall not be unreasonably withheld or delayed) and except for transactions exclusively among the Company and a Subsidiary or exclusively among Subsidiaries, the Company will not, and will not permit any of its Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Company or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) dividends may be paid to the extent provided in this Section 6.1, (c) securities may be issued and other payments, awards or grants (in cash, securities or otherwise) may be made pursuant to, or with respect to the funding of, employment arrangements, stock or share options and stock or share ownership plans for the benefit of employees approved by the board of directors of the Company, and (d) reasonable fees and compensation may be paid to, and reasonable indemnities may be provided on behalf of, officers, directors and employees of the Company or any Subsidiary, as determined by the board of directors of the Company in good faith.

(g) Business of the Company and the Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, engage at any time in any business or business activity other than the business currently conducted by the Company and Subsidiaries and similar, related, ancillary or complementary businesses.

(h) Additional Information. The Company will furnish to the Investors: (i) promptly after the Company has Knowledge or becomes aware thereof, notice of the occurrence of any Event of Default; (ii) prompt written notice of all actions, suits and proceedings before any governmental agency or authority or arbitrator pending, or to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect.

(i) Corporate Existence. The Company shall maintain its corporate existence, rights and franchises in full force and effect.

(j) Maintenance of Insurance. The Company will, and will cause each of its Subsidiaries to, carry and maintain in full force and effect insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where the Company operates.

(k) Keeping of Records and Books of Account. The Company will, and will cause each of its Subsidiaries to, keep adequate records and books of account, in which entries will be made in accordance with GAAP.

(l) Compliance with Laws, Etc. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all applicable material laws, rules, regulations and orders of any governmental agency or authority, including all Environmental Laws and ERISA, and the terms of any contract or other instrument to which it may be a party or under which it may be bound.

(m) Maintenance of Properties, Etc. The Company will, and will cause each of its Subsidiaries to, maintain and preserve all of its material properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear excepted.

(n) Exchange or Reissuance of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Note, the Company shall deliver to the holder of the Note a new Note of like tenor for the principal amount of the Note so lost, stolen, destroyed or mutilated, subject to reasonable indemnity or similar undertaking by such holder.

(o) Ranking. The Indebtedness represented by the Notes shall constitute senior unsecured indebtedness of the Company and, accordingly, shall rank (x) equal in right of payment with all of the Company’s existing and future senior unsecured Indebtedness; and (y) senior in right of payment to all of the Company’s existing and future subordinated Indebtedness.

7. Events of Default and Remedies.

7.1. Events of Default. Each of the following events or occurrences shall constitute an “Event of Default”:

(a) the Company, or any Subsidiary of the Company, shall (i) make a general assignment for the benefit of its creditors, (ii) generally not pay its debts as they become due (other than unsecured trade accounts payable paid in the ordinary course of business), (iii) file a voluntary case or petition in bankruptcy, (iv) file a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable bankruptcy or similar law pertinent to such circumstances,

(v) file any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against the Company or any Subsidiary of the Company, (vi) seek or consent to, or acquiesce in, the appointment of any trustee, receiver, or liquidator of the Company or any Subsidiary of the Company, (vii) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order, entered by a court or governmental commission of competent jurisdiction, that assumes custody or control of the Company or any Subsidiary of the Company, approves a petition seeking its reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable bankruptcy or similar law without such action being dismissed or without all orders or proceedings thereunder affecting the operations or the business of the Company or any Subsidiary of the Company being stayed, or if a stay of any such order or proceedings is thereafter set aside and the action setting it aside is not timely appealed, (viii) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days, the appointment, without the consent or acquiescence of the Company or any Subsidiary of the Company of any trustee, receiver or liquidator thereof or of all or any substantial part of the assets and properties of the Company or any Subsidiary of the Company without such appointment being vacated, (ix) liquidate, wind up or dissolve or suspend its operations other than in the ordinary course of business or other than in connection with a Acquisition, or (x) take any action to authorize any of the foregoing;

(b) a default shall occur in the observance or performance by the Company of any covenant or agreement contained in this Agreement or the Notes, which default continues for a period of thirty (30) days after the Company receives written notice specifying the default from a Majority of the Investors;

(c) a representation or warranty made herein or in any certificate or other instrument furnished by or on behalf of the Company in connection with this Agreement or the Notes shall prove to have been false or misleading when made in any material respect;

(d) an uncured default or defaults occur under the terms of one or more instruments or agreements evidencing Indebtedness of the Company or any Subsidiary of the Company in an aggregate principal amount in excess of $100,000;

(e) the rendering of a final judgment or judgments against the Company or any Subsidiary of the Company in an amount of more than $500,000 which remains undischarged or unstayed for a period of sixty (60) days; or

(f) the Company shall fail to pay any amount (whether for principal, interest or otherwise) that becomes due under the Notes or this Agreement when such amount becomes due.

7.2. Remedies.

(a) Action in Bankruptcy. If any Event of Default described in Section 7.1(a) shall occur, the outstanding principal amount of the Notes, and all accrued and unpaid interest thereon, shall automatically become immediately due and payable, without notice, demand or presentment.

(b) Action if Other Event of Default. If any Event of Default described in Sections 7.1(b) through 7.1(f) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Majority of the Investors may, by written notice to the Company, declare all or any portion of the outstanding principal amount of the Notes, and all accrued and unpaid interest thereon, immediately due and payable, without further notice, demand or presentment.

(c) Other Rights and Remedies. In addition to the foregoing and subject to the limitations set forth herein, the holders of the Notes shall be entitled to exercise such other rights and remedies available at law or in equity.

8. Miscellaneous.

8.1. Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Advances and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors or the Company.

8.2. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investors shall not be entitled to transfer any rights or obligations under this Agreement or any other Transaction Agreement without the prior written consent of the Company. The Company shall not be entitled to transfer any of its rights or obligations under this Agreement or any other Transaction Agreement without the prior written consent of the Majority of the Investors.

8.3. Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

8.4. Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business (1) day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on their signature page hereto or on Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.6.

8.7. No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Investors agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Investors or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.8. Fees and Expenses. Each party shall pay its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Agreements.

8.9. Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.10. Amendments and Waivers. Except as expressly provided herein, neither this Agreement, the Notes nor any term hereof or thereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that the Majority of the Investors may, with the Company’s written consent, waive, modify or amend any provisions of this Agreement and of the Notes.

8.11. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.12. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.13. Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8.14. Commitment Fee. Promptly after execution this Agreement, the Company shall pay to each Investor (including any subsequent Investors pursuant to Section 1.4) a commitment fee in an amount equal to two percent (2%) of their respective Commitment Amounts.

8.15. Term. This Agreement shall continue in full force and effect for a term ending on June 30, 2014.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Credit Facility Agreement as of the date first written above.

COMPANY: MARRONE BIO INNOVATIONS, INC.

By:	/s/ Pamela G. Marrone
Name: Pamela G. Marrone
Title: President and CEO

Address: 2121 Second Street, Suite B-107 Davis, CA 95616
email: pmarrone@marronebio.com

INVESTORS:

By:
Name:
Title:

Address:

email:

By:
Name:
Title:

Address:

email:

IN WITNESS WHEREOF, the parties have executed this Credit Facility Agreement as of the date first written above.

COMPANY: MARRONE BIO INNOVATIONS, INC.

By:
Name:
Title:

Address:

email:

INVESTORS:

Saffron Hill Ventures LLP

By:	/s/ Ranjeet Bhatia
Name: Ranjeet Bhatia
Title: Samel Partner

Address: 4-5 Park Lane, London SW1A 1LP

email: rbhatia@saffronhills.com

By:
Name:
Title:

Address:

email:

IN WITNESS WHEREOF, the parties have executed this Credit Facility Agreement as of the date first written above.

COMPANY: MARRONE BIO INNOVATIONS, INC.

By:
Name:
Title:

Address:

email:

INVESTORS:

One Earth Capital

By:	/s/ Joseph S. Hudson
Name: Joseph S. Hudson
Title: M. D.

Address: 235 Entrada Dr, Santa Monica, CA 90402

email: joe@oneearthcapital.com

By:
Name:
Title:

Address:

email:

IN WITNESS WHEREOF, the parties have executed this Credit Facility Agreement as of the date first written above.

COMPANY: MARRONE BIO INNOVATIONS, INC.

By:
Name:
Title:

Address:

email:

INVESTORS:

Lawrence A. Hough

By:	/s/ Lawrence A. Hough
Name:
Title:

Address: 11/05 Stuart Hill CT Oakton, VA 22124

email: lhough@stuarthillcap.com

Stuart Hill Venture Partners, LP

By:	/s/ Lawrence A. Hough
Name: Lawrence A. Hough
Title: Managing Director

Address: 252 North Washinton St Falls Church, VA 27046

email:

IN WITNESS WHEREOF, the parties have executed this Credit Facility Agreement as of the date first written above.

COMPANY: MARRONE BIO INNOVATIONS, INC.

By:
Name:
Title:

Address:

email:

INVESTORS:

Arthur Bernot

By:	/s/ Arthur Bernot
Name:
Title:

Address: PO Box 99 426 Haverick Farm RD Sharon, VT 05065

email: arthurbernot@gmail.com

By:
Name:
Title:

Address:

email:

IN WITNESS WHEREOF, the parties have executed this Credit Facility Agreement as of the date first written above.

COMPANY: MARRONE BIO INNOVATIONS, INC.

By:
Name:
Title:

Address:

email:

INVESTORS:

Martin Panchand

By:	/s/ Martin Panchand
Name: Martin Panchand
Title:

Address: Grand – Rue 32 P.O. Box 68 1183 Bursins Switzerland

email: martin@parchand.com

By:
Name:
Title:

Address:

email:

IN WITNESS WHEREOF, the parties have executed this Credit Facility Agreement as of the date first written above.

COMPANY:

MARRONE BIO INNOVATIONS, INC.

By:
Name: Title:

Address:

email:

INVESTORS:

Ueberroth Family Trust

By:	/s/ Peter V. Ueberroth – TF
Name: Peter V. Ueberroth – TF
Title: Trustee

Address:

email:

By:
Name: Title:

Address:

email:

IN WITNESS WHEREOF, the parties have executed this Credit Facility Agreement as of the date first written above.

COMPANY:

MARRONE BIO INNOVATIONS, INC.

By:
Name: Title:

Address:

email:

INVESTORS:

The Whildey Family Revocable Trust, Date of June 17, 1988

By:	/s/ Richard [ILLEGIBLE] – TF
Name: Richard [ILLEGIBLE]
Title: Trustee

Address:

email:

By:
Name: Title:

Address:

email:

IN WITNESS WHEREOF, the parties have executed this Credit Facility Agreement as of the date first written above.

COMPANY:

MARRONE BIO INNOVATIONS, INC.

By:
Name: Title:

Address:

email:

INVESTORS:

Timothy & Patrician Fogarty 2011 Trust Dated [ILLEGIBLE] 1, 2011

By:	/s/ Timothy T. Fogarty
Name: Timothy T. Fogarty
Title: Trustee

Address:

email:

By:
Name: Title:

Address:

email:

IN WITNESS WHEREOF, the parties have executed this Credit Facility Agreement as of the date first written above.

COMPANY:

MARRONE BIO INNOVATIONS, INC.

By:
Name: Title:

Address:

email:

INVESTORS:

Spalding FT Family Trust

By:	/s/ Tom Spalding
Name: Tom Spalding
Title: Trustee

Address: 1104 Stovak CT, Reno, NV 89511

email: tom@spalding_labs.com [ILLEGIBLE] S. Spalding
Trustee

By:
Name: Title:

Address:

email:

EXHIBIT A

SCHEDULE OF INVESTORS

Name and Address	Commitment Amount
Saffron Hill Ventures 2, L.P. Third Floor, 24 Chiswell Street London, EC1Y 4YX email: rbhatia@saffronhill.com	$2,000,000
One Earth Capital, LLC 201 Entrada Drive Santa Monica, CA 90402 email: joe@oneearthcapital.com	$750,000
Stuart Mill Venture Partners, L.P. Attn: Lawrence Hough 252 North Washington Street Falls Church, VA 22046 email: lhough@stuartmillcap.com	$750,000
Arthur Berndt P.O. Box 99 426 Haverick Farm Rd Sharon, Utah 05065 email: lhough@stuartmillcap.com	$250,000
Martin Panchaud P.O. Box 68 CH-1183 Bursins Switzerland email: martin@panchaud.com	$250,000
Peter V. Ueberroth and Virginia M. Ueberroth Trustees of Ueberroth Family Trust 5 San Joaquin Plaza, Suite 330 Newport Beach, CA 92660 email: ginnyu@cox.net	$200,000
The Whilden Family Revocable Trust, Dated June 17, 1988 106 So. Poinsettia Avenue Manhattan Beach, CA 90266 email: rdwhildent@gmail.com	$200,000

Timothy and Patricia Fogarty 2011 Trust, Dated August 1, 2011 579 S. Morningstar Dr. Anaheim, CA 92808 email: t.fogarty@sbcglobal.net	$100,000
Spalding FT Family Trust 1104 Stovak Ct. Reno, NV 89511 email: tom@spalding-labs.com	$200,000
Lawrence A. Hough 11105 Stuart Mill Ct. Oakton, VA 22124 email: lhough@stuartmillcap.com	$300,000

$5,000,000

EXHIBIT B

FORM OF NOTE

THE SECURITIES REPRESENTED BY THIS NOTE, AND ISSUABLE PURSUANT TO THE TERMS HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN, AND WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

PROMISSORY NOTE

[$ ]	[ , 2013]
Davis, California

No. [N-            ]

FOR VALUE RECEIVED, MARRONE BIO INNOVATIONS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [            ] (the “Holder”), in lawful money of the United States of America and in immediately available funds, the principal sum of [$            ], together with accrued and unpaid interest on the unpaid principal balance of this Note from time to time outstanding, each due and payable on the date and in the manner set forth below.

This Promissory Note is one of a series of promissory notes issued by the Company (the “Notes”) pursuant to the Credit Facility Agreement, dated as of June [        ], 2013, (as the same may from time to time be amended, modified or supplemented or restated, the “Facility Agreement”). Additional rights of the Holder are set forth in the Facility Agreement. Capitalized terms used herein without definition shall have the meanings given to such terms in the Facility Agreement.

Principal Repayment. Subject to acceleration as provided herein or in the Facility Agreement, the outstanding principal amount of this Note and all unpaid accrued interest shall be fully due and payable in cash on June 30, 2014 (the “Maturity Date”).

Interest Rate.

(a) Interest Rate. The outstanding principal amount of this Note shall bear interest at a rate equal to ten percent (10%) per annum from the date hereof to (and including) the date on which the entire principal amount of this Note is paid in full, regardless of the commencement of any bankruptcy or insolvency proceedings against the Company. All accrued and unpaid interest hereunder shall be due and payable on the Maturity Date. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

(b) Default Interest. From and after the occurrence of, and during the continuance of, any Event of Default, the outstanding principal amount of this Note shall bear interest at the interest rate per annum under clause (a) above, plus 4% per annum.

Place of Payment. All amounts payable hereunder shall be payable at the office of the Holder, unless another place of payment shall be specified in writing by the Holder.

Prepayment. The Company may not prepay this Note in whole or in part prior to the Maturity Date without the consent of the Majority of the Investors.

Application of Payments. Any payments made by the Company under this Note shall be made on a pro rata basis with payments made under the other Notes issued under the Facility Agreement in proportion to the principal amount each such Note represents in the aggregate principal amount of the Notes issued thereunder. Payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

Waiver. The Company waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of enforcement and collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

Governing Law. This Note and any controversy arising out of or relating to this Note shall be governed by and construed in accordance with the internal laws of State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

Successors and Assigns. Subject to the restrictions on transfer described in the following sentence, the provisions of this Note shall inure to the benefit of and be binding on any successor to the parties. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by either party without the prior written consent of the other party.

Amendment. This Note is the Note issued by the Company pursuant to the Facility Agreement. Any term of this Note may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only in accordance with [Section 8.10] of the Facility Agreement. No waivers of any term, condition or provisions of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

Remedies. The Holder shall have the rights and remedies in respect of this Note as set forth in Section 7 of the Facility Agreement.

Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

[Signatures Follow]

IN WITNESS WHEREOF, Company has executed this Promissory Note on the date first above written.

MARRONE BIO INNOVATIONS, INC.

Name: Title:

EXHIBIT C

FORM OF WARRANT

THIS WARRANT AND THE SHARES OF STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

MARRONE BIO INNOVATIONS, INC.

STOCK PURCHASE WARRANT

Void after June [            ], 2023

WARRANT TO PURCHASE SHARES OF STOCK

THIS CERTIFIES THAT, for value received, and subject to the provisions and upon the terms and conditions hereinafter set forth below, as of the Exercise Date, [            ] (the “Holder”) is entitled to subscribe for and purchase the number of shares of the fully paid and nonassessable shares of the capital stock (the “Shares”) of Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”) as set forth below under the definition of Warrant Shares (as may be adjusted pursuant to Section 3 hereof). The capitalized terms used in this Warrant shall, to the extent not defined where first used, have the meanings given to them in Section 20 of this Warrant. This Warrant is issued by the Company pursuant to the Credit Facility Agreement dated as of June [__], 2013 (as amended, modified or supplemented, the “Facility Agreement”).

Method of Exercise; Payment.

Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, after the Exercise Date by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

Net Issue Exercise. In lieu of exercising this Warrant, the Holder shall have the right to convert this Warrant (or any portion thereof) by surrender of this Warrant at the principal office of the Company together with notice of such conversion on the form attached hereto as Exhibit A, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X = Y (A-B)

A

Where X = the number of the Shares to be issued to the Holder.

Y = the number of the Shares purchasable under this Warrant in respect of which the net issue exercise election is made pursuant to this Section 1(b).

A = the fair market value of one share of the Shares.

B = the Exercise Price on the date of conversion (as adjusted to the date of such conversion).

Fair Market Value. For purposes of this Section 1, the per share fair market value of the Shares shall mean:

(i) If the Company’s Common Stock is publicly traded, the per share fair market value of the Shares shall be the average of the closing prices of the Common Stock as quoted on the Nasdaq National Market or the principal exchange on which the Common Stock is listed, or if not so listed then the fair market value shall be the average of the closing bid and asked prices of the Common Stock as published in The Wall Street Journal, in each case for the ten trading days prior to the date of determination of fair market value.

(ii) If the Company’s Common Stock is not publicly traded, the per share fair market value of the Shares shall be such fair market value as is determined by a majority of the Board of Directors in good faith upon a review of relevant factors, including due consideration of Holder’s determination of fair market value, it being further understood that the exercise of this Warrant pursuant to the net exercise provision contained in Section 1 shall be delayed until such determination is made.

Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time. Notwithstanding any delay in the delivery of the certificates for the Shares, the Company agrees that Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall be been surrendered, the completed exercise form and the payment of the purchase price has been delivered (or, in the alternative the conversion notice specified in Section 1(b) has been delivered) to the Company.

(e) For the avoidance of doubt, once the first of the IPO, the Qualified Financing or the Acquisition occurs, this Warrant shall be exercisable for the Warrant Shares, and at the Exercise Price, applicable to such first to occur event and not for any other securities or at any other price even in the event of an occurrence of a subsequent such event.

Stock Fully Paid. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

Reclassification. In case of any reclassification or change of the Company’s Common Stock (other than a change in par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of the Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change, by a holder of an equivalent number of shares of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subsection (a) shall similarly apply to successive reclassifications or changes.

Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

Notice of Adjustments. Whenever the number of shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall promptly provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

Fractional Shares. This Warrant may not be exercised for fractional shares. In lieu of fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

Representations of the Company. The Company represents to Holder that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of this Warrant and the performance of the Company’s obligations hereunder were taken, or will be taken, prior to and are, or will be, effective as of the Exercise Date.

Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under any state securities law by reason of their issuance in a transaction exempt from the qualification requirements thereof, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent expressed above.

The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE

TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

IPO or Acquisition.

(a) Upon receipt of a written notice of the Company’s intention to raise capital by selling shares of Common Stock in an IPO, which notice shall be delivered to Holder at least thirty (30) but not more than ninety (90) days before the anticipated date of the consummation of the IPO, the Holder shall, within 10 days of receipt of such notice, notify the Company whether or not the Holder will exercise this Warrant as part of the consummation of the IPO. If Holder has elected to exercise this Warrant as provided in this Section 9 in connection with an IPO and the IPO is not consummated, then Holder’s exercise of this Warrant shall not be effective.

(b) Upon receipt of a written notice of the Company’s intention to consummate an Acquisition, which notice shall be delivered to Holder at least thirty (30) but not more than ninety (90) days before the anticipated date of the consummation of the Acquisition, the Holder shall, within 10 days of receipt of such notice, notify the Company whether or not the Holder will exercise this Warrant as part of the consummation of the Acquisition. If Holder has elected to exercise this Warrant as provided in this Section 9 in connection with an Acquisition and the Acquisition is not consummated, then Holder’s exercise of this Warrant shall not be effective.

Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in Section 11 below, to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

Notices of Record Date. In the event:

(a) the Company shall declare any dividend or distribution upon any of its capital stock;

(b) there shall be any capital reorganization, reclassification of the capital stock of the Company or an Acquisition; or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall give to the Holder of this Warrant written notice of any relevant record, payment, effective and exchange dates and the amount and nature of any dividend, distribution or right. Such notice shall be given at least 10 days prior to any record date for distribution or voting and also at least 20 days prior to the effective date of the transactions referred to in (b)

and (c) above. Failure to so give notice or any defect in any certification or notice given under this Warrant shall not affect the validity or legality of any transaction giving rise thereto so long as such failure or defect does not result in the termination of Holder’s rights under this Warrant.

Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

5:00 p.m., California local time, on June [        ], 2023; and

An Acquisition, provided that the Company has complied with Section 9(b) in all material respects.

Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at [                                        ] and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by advance written notice to the other party pursuant to the provisions above.

“Market Stand-Off” Agreement. Holder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Holder during a period of time determined by the Company and its underwriters not to exceed eighteen (18) months following the effective date of the Company’s initial registration statement. If requested by the Company, Holder agrees to enter into a separate agreement consistent with the foregoing with any underwriter of the Company’s securities. Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of said period.

Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the conflicts of law provisions thereof.

Exchange of Warrants. On surrender for exchange of this Warrant, properly endorsed, the Company at its expense, but on payment by the Holder of any applicable transfer taxes, shall issue and deliver to or on the order of the Holder a new Warrant or Warrants of like tenor, for the same aggregate number of Shares as called for by the Warrant surrendered.

Replacement of Warrants. In the case of the loss, theft or destruction of a Warrant then held by Holder or his assigns, an affidavit of an officer of such Holder stating the loss, theft or destruction, as the case may be, shall constitute evidence satisfactory to the Company and no indemnity or security shall be required for replacement other than the Holder’s written agreement to indemnify the Company.

No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Certain Definitions. As used in this Warrant the following terms shall have the following respective meanings:

“Acquisition” shall mean (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any transfer of more than 50% of the voting power of the Company, reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (b) a sale of all or substantially all of the assets of the Company; unless the Company’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

“Exercise Date” shall mean the first to occur of: (a) if this Warrant is to be exercised as part of the consummation of or at any time after the IPO, the date immediately prior to the consummation of the IPO;(b) if this Warrant is to be exercised as part of the consummation of or at any time after the Qualified Financing, the date immediately prior to the consummation of the Qualified Financing; and (c) if this Warrant is to be exercised as part of the consummation of an Acquisition as provided in Section 9(b), the date immediately prior to the consummation of the Acquisition.

“Exercise Price” shall mean the first to occur of: (a) if this Warrant is exercised as part of the consummation of or at any time after the IPO, the exercise price of a Share will be seventy percent (70%) of the price at which one share of the Company’s Common Stock is sold to the public in the IPO; (b) if this Warrant is exercised as part of the consummation of or at any time after the Qualfied Financing, the exercise price of a Share will be seventy percent (70%) of the value of one share of Common Stock equivalents (the number of shares of equity securities convertible into one share of the Company’s Common Stock) sold in the Qualified Financing; and (c) if this Warrant is exercised as part of the consummation of an Acquisition as provided in Section 9(b), the exercise price of a Share will be seventy percent (70%) of the value of one share of the Company’s Common Stock sold or valued in the Acquisition.

“IPO” shall mean the Company’s firmly underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company for the account of the Company in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $30,000,000.

“Qualified Financing” shall mean the first equity financing (or substantially concurrent equity financings), primarily for equity financing purposes, occurring after the date hereof which results in immediately available gross proceeds to the Company, excluding proceeds from any indebtedness of the Company that converts into equity in such financing, of at least $20 million; provided, that, in order for any such equity financing to constitute a “Qualified Financing,” at least 50% of the amount invested in such equity financing must be made by persons who are not (i) a holder of Common Stock or Common Stock equivalents (any equity security convertible into or exchangeable for Common Stock and any warrant or option to acquire Common Stock or any such convertible or exchangeable security) of the Company, (ii) an affiliate of the Company, (iii) any strategic investor or (iv) an affiliate of any of the persons identified in clauses (i), (ii) or (iii) above; and provided, further, that the term Qualified Financing shall excude the issuance of any “Excluded Securities” of the type specified in clauses (a) through (g) and clauses (i) through (k) of Section 4.6 of the Second Amended and Restated Investor Rights Agreement, dated as of March 5, 2010, among the Company and the stockholders of the Company party thereto (the “Investor Rights Agreement”).

“Warrant Shares” shall mean as to the Holder the first to occur of: (a) if this Warrant is exercised as part of or at any time after the consummation of the IPO, the number of Shares as is equal to the quotient (rounded to the nearest whole number) obtained by dividing (i) the product obtained by multiplying the original principal amount of such Holder’s Commitment Amount (as defined in the Facility Agreement) by 0.10, by (ii) seventy percent (70%) of the price at which one share of Common Stock is sold to the public in the IPO; (b) if this Warrant is exercised as part of the consummation of or at any time after the Qualfied Financing, the number of Shares as is equal to the quotient (rounded to the nearest whole number) obtained by dividing (i) the product obtained by multiplying the original principal amount of such Holder’s Commitment Amount (as defined in the Facility Agreement) by 0.10, by (ii) seventy percent (70%) of the value of one share of Common Stock equivalents (the number of shares of equity securities convertible into one share of Common Stock) sold in the Qualified Financing; or (c) if this Warrant is exercised as part of the consummation of an Acquisition as provided in Section 9(b), the number of Shares as is equal to the quotient (rounded to the nearest whole number) obtained by dividing (i) the product obtained by multiplying the original principal amount of such Holder’s Commitment Amount (as defined in the Facility Agreement) by 0.10, by (ii) seventy percent (70%) of the value of one share of Common Stock sold or valued in the Acquisition.

Issued as of June [        ], 2013.

[Signature page follows]

[Signature page to Stock Purchase Warrant]

MARRONE BIO INNOVATIONS, INC.

By:
Name:	Pamela G. Marrone
Title:	President and CEO

EXHIBIT A

NOTICE OF EXERCISE

TO:     Marrone Bio Innovations, Inc.

    2121 Second Street, Ste. B-107

    Davis, CA 95618

    Attention: President

1. The undersigned hereby elects to purchase             shares of Marrone Bio Innovations, Inc. pursuant to the terms of the attached Warrant.

2. Method of Exercise (Please initial the applicable blank):

            The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the Shares being purchased, together with all applicable transfer taxes, if any.

            The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1(b) of the Warrant.

3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof.

(Signature)

Title:

(Date)